Exhibit 4.12

TRUST AGREEMENT

This Trust Agreement, dated as of July 31, 2009, is among Metro Bancorp, Inc., a Pennsylvania corporation, as “Depositor,” and Wilmington Trust Company, a Delaware banking corporation, as “Trustee.” The Depositor and the Trustee hereby agree as follows:

1. The trust created hereby shall be known as Metro Capital Trust IV (the “Trust”), in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $25. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3. The Depositor, the Trustee and others will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

4. The Depositor is authorized and directed, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with any securities exchange or market and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on a securities exchange or market; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or “Blue Sky” laws, and (iv) to execute on behalf of the Trust one or more Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities. In the event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, any securities exchange or market or state securities or blue sky laws, to be executed on behalf of the Trust, the Trustee, in its capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any securities exchange or market or state securities or blue sky laws. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Gary L. Nalbandian and Mark A. Zody, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

5. This Trust Agreement may be executed in one or more counterparts.

6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee at any time. A trustee may resign upon thirty days’ prior notice to the Depositor.

7. Wilmington Trust Company, in its capacity as Trustee, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Statutory Trust Act.

8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

9. Concerning the Trustee.

(a)           Except as otherwise expressly required by Section 2 of this Trust Agreement, the Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustee.  The Trustee shall not be liable for the acts or omissions of the Depositor nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.

(b)           The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement.  The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence.  In particular, but not by way of limitation:

(i)           The Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

(ii)           No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)           Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

(iv)           The Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

(v)           In the event that the Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Depositor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

(vi)           All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

(vii)           To the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

(c)           The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(d)           In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

(e)           Except as expressly provided in Section 2, in accepting and performing the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

10. Compensation and Indemnification.

(a)           The Depositor hereby agrees to (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the "Indemnified

Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

(b)           To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Agreement.

(c)           As security for any amounts owing to the Trustee hereunder, the Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of the Depositor or any other beneficial owner of the Trust.  The obligations of the Depositor under this Section 10 shall survive the termination of this Trust Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

METRO BANCORP, INC., as Depositor

By: /s/ Mark A. Zody
Name: Mark A. Zody
Title: Executive Vice President & Chief Financial Officer

WILMINGTON TRUST COMPANY, as Trustee

By: /s/ Michael H. Wass
Name: Michael H. Wass
Title: Financial Services Officer